UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

INTERNATIONAL BANCSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 000-09439

Texas	000-09439	74-2157138
(State or other jurisdiction	(Commission File Number	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code)  (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below);

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 17, 2010, International Bancshares Corporation (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”) to vote on the following proposals:

(1)          To elect ten (10) directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(2)          To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the fiscal year ending December 31, 2010; and

(3)          To consider and approve a non-binding advisory resolution to approve the compensation of the Company’s named executives as described in the Compensation, Discussion and Analysis and the tabular disclosure regarding named executive officer compensation in the Company’s Proxy Statement for the Annual Meeting.

At the Annual Meeting 58,243,199  shares of Company common stock were present in person or by proxy.  The following table lists the final voting results for the Annual Meeting:

					Broker
	For	Against	Withheld	Abstentions	Non-Votes
Election of Directors

Irving Greenblum	45,345,366		889,589		13,946,366
R. David Guerra	38,600,946		7,634,009		13,946,366
Daniel B. Hastings, Jr.	45,443,266		791,589		13,946,366
Imelda Navarro	36,799,069		9,435,886		13,946,366
Sioma Neiman	31,264,900		14,970,055		13,946,366
Peggy J. Newman	45,310,911		924,044		13,946,366
Dennis E. Nixon	37,010,945		9,224,010		13,946,366
Leonardo Salinas	41,396,254		4,838,701		13,946,366
Antonio R. Sanchez, Jr.	36,833,467		9,401,488		13,946,366
Guillermo F. Trevino	45,463,275		771,680		13,946,366

Ratification of McGladrey & Pullen, LLP	57,893,151	188,308		161,740	—

Non-binding Advisory Resolution	57,382,897	308,254		480,041	—

Based on the foregoing results, each director nominee was elected by a plurality vote, which is the voting standard required by the Company’s Bylaws.  In addition, each of the other proposals was approved by a majority vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

	By:	/s/ Dennis E. Nixon
Dennis E. Nixon, President and Chairman of the Board

Date: May 18, 2010